UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2023

VYSTAR CORPORATION

(Exact Name of Registrant as Specified in Charter)

Georgia	000-53754	20-2027731
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

725 Southbridge Street Worcester, MA	01610
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 791-9114

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Type of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common	VYST	None

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) of Rule 12B-2 of the Securities Exchange act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

EMA Financial

On February 19, 2019, EMA Financial, Inc. filed a lawsuit in the Southern District of New York against the Company. The lawsuit alleged various breaches of an underlying convertible promissory note and stock purchase agreement and sought four claims for relief: (i) specific performance to enforce a stock conversion and contractual obligations; (ii) breach of contract; (iii) permanent injunction to enforce the stock conversion and contractual obligations; and (iv) legal fees and costs of the litigation. The complaint was filed with a motion seeking: (i) a preliminary injunction seeking an immediate resolution of the case through the stock conversion; (ii) a consolidation of the trial with the preliminary injunctive hearing; and (iii) summary judgment on the first and third claims for relief.

The Company filed an opposition to the motion and upon oral argument the motion for injunctive relief was denied. The Court issued a decision permitting a motion for summary judgment to proceed and permitted the Company the opportunity to supplement its opposition papers together with the plaintiff who was also provided opportunity to submit reply papers. On April 5, 2019, the Company filed the opposition papers as well as a motion to dismiss the first and third causes of action in the complaint. On March 13, 2020, the Court granted the Company’s motion dismissing the first and third claims for relief and denied the motion for summary judgment as moot.

The Company subsequently filed an amended answer with counterclaims. The affirmative defenses if granted collectively preclude the relief sought. In addition, Vystar filed counterclaims asserting: (a) violation of 10(b)(5) of the Securities and Exchange Act; (b) violation of Section 15(a)(1) of the Exchange Act (failure to register as a broker-dealer); (c) pursuant to the Uniform Declaratory Judgment Act, 28 U.S.C. §§ 2201, the Company requests the Court to declare: (i) pursuant to Delaware law, the underlying agreements are unconscionable; (ii) the underlying agreements are unenforceable and/or portions are unenforceable, such as the liquidated damages sections; (iii) to the extent the agreement is enforceable, Vystar in good faith requests the Court to declare the legal fee provisions of the agreements be mutual (d) unjust enrichment; (e) breach of contract (in the alternative); and (f) attorneys’ fees.

On June 10, 2020, EMA filed a motion for summary judgment as to its remaining claims for relief and a motion to dismiss the Company’s affirmative defenses and counterclaims. The Company opposed the motion on July 10, 2020, and the same was fully submitted to the Court on July 28, 2020. On March 29, 2021, the Court issued a decision granting in part and denying in part the motion. Specifically, the Court granted that part of the motion seeking summary judgment and dismissal on the Company’s affirmative defense and counterclaim regarding Sections 15(a)/29(b) of the Exchange Act. Two weeks later the Company filed a motion for reconsideration as to the dismissal portion of the order, or, for the alternative, a motion for certification for the right to file a petition to the Second Circuit Court of Appeals on the issue. The Court denied the motion for reconsideration and certification. Subsequently, fact discovery has been completed and on June 24, 2022 both parties submitted competing motions for summary judgment.

Thereafter, EMA sought summary judgment on its breach of contract and attorneys’ fees claims, specifically seeking damages in the amount of $1,820,000 with 24% interest premised on the argument it was entitled to effectuate a January 15 and February 5, 2019, notices of conversions. EMA further sought to dismiss Vystar’s affirmative defenses and counterclaims. Conversely, Vystar filed its motion for summary judgment seeking an order to dismiss the EMA complaint on the grounds: (i) the underlying note was satisfied on December 11, 2018; and (ii) EMA, through multiple breaches of the note, over-converted the note by 36,575,555 shares equating to a request of damages against EMA and in favor of Vystar for $4,802,000, with interest accruing at 24%, and attorneys’ fees. The briefing by the parties was fully submitted on July 29, 2022.

On January 6, 2023, the Court issued a series of preliminary rulings based upon the parties’ respective summary judgment motions. Those rulings narrowed the outstanding issues (and claims) to only the parties’ breach of contract claim and counterclaim (and affirmative defenses) regarding the conversion process. Of particular importance, the Court found EMA breached the note by failing to effectuate the conversions in the manner outlined by the note. The Court further found the principal balance at issue was $80,000, interest accrued from the date set in the note and default interest, to the extent applicable, was to accrue at the default rate from September 2018, forward. The Court left undecided whether EMA’s breach of the note was material, whether affirmative defenses as previously raised by the parties were applicable to each parties’ contractual claim, and a damages analysis associated with the same. The Court then requested a supplemental briefing as to the issues of materiality, liability and damages. The issues were fully briefed and submitted on February 24 and March 15, 2023.

On October 27, 2023, the Court held oral argument on the issues addressed in the supplemental briefing. Subsequent to argument the Court reserved judgment and indicated a written decision would be issued shortly.

On November 27, 2023, the Court issued its Memorandum and Opinion resolving all outstanding issues in the case. The remaining issues were (i) EMA’s motion for summary judgment on its breach of contract claim, seeking $4,226,187 in damages, and for dismissal of Vystar’s counterclaims and (ii) Vystar motion for summary judgment in favor of its counterclaims and for dismissal of EMA’s claim for breach of contract.

The Court dismissed EMA’s complaint for breach of contract thereby nullifying the claim for associated damages.

The Court also held that Vystar satisfied its contractual obligation to repay the note while EMA breached its own mechanisms for such conversions.

While the Court did not issue compensatory damages to Vystar, it invited Vystar to file an application for legal fees and expenses. Vystar will also consider its options as to decisions from the Court that may be subject to an appeal before the Second Circuit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYSTAR CORPORATION

Date: November 28, 2023	By:	/s/ Steven Rotman
	Name:	Steven Rotman
	Title:	President/Chief Executive Officer